   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 1998.

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                      AMERICAN INTERNATIONAL GROUP, INC.
--------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 [X]  No Fee required.

 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11:

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

     On February 25, 1998, American International Group, Inc. ("AIG") filed the following Reply Memorandum in Support of Its Motion to Dismiss the Amended Complaint as to AIG in the U.S. District Court for the Southern District of Florida.

                          UNITED STATES DISTRICT COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION

CENDANT CORPORATION; and
SEASONS ACQUISITION CORP.,                            Case No. 98-0159 CIV-MOORE
                                                      Magistrate Judge Johnson

         Plaintiffs,
v.

AMERICAN BANKERS INSURANCE GROUP,
INC.; GERALD N. GASTON; R. KIRK
LANDON; EUGENE M. MATALENE, JR.;
ARMANDO CODINA; PETER J. DOLARA;
JAMES F. JORDEN; BERNARD P. KNOTH;
ALBERT H. NAHMAD; NICHOLAS J. ST.
GEORGE; ROBERT C. STRAUSS; GEORGE
E. WILLIAMSON II; DARYL L. JONES;
NICHOLAS A. BUONICONTI; JACK F.
KEMP; AMERICAN INTERNATIONAL GROUP,
INC.; and AIGF, INC.,

         Defendants.
----------------------------------/

                  REPLY MEMORANDUM OF LAW OF DEFENDANT AMERICAN
                   INTERNATIONAL GROUP, INC. IN SUPPORT OF ITS
                MOTION TO DISMISS THE AMENDED COMPLAINT AS TO AIG

                              PRELIMINARY STATEMENT

         Plaintiffs have not cited any authority to support their argument that AIG was required to disclose in its Schedule 13D that Mr. Greenberg is a "controlling person" of AIG, because the law requires no such disclosure. AIG has disclosed all the required background information for Mr. Greenberg in its
Schedule 13D. Accordingly, Plaintiffs' Section 13(d) claim and their related
Section 14(a) and (e) claims should be dismissed.

                                                      Case No. 98-0159 CIV-MOORE

         In opposing AIG's motion to dismiss their various disclosure claims, Plaintiffs have done nothing more than merely repeat the allegations in their Amended Complaint, which AIG adequately addressed in its moving memorandum. To the extent Plaintiffs raise any new arguments in their opposition brief, those arguments directly contradict the arguments they made in support of their motion to dismiss AIG's Amended Complaint against Cendant and Season in a related action (Case No. 98-0247-CIV-MOORE). Plaintiffs cannot have it both ways. Because there is no merit to Plaintiffs' securities claims against AIG, and there is no diversity jurisdiction between AIG and Cendant, the Court should dismiss the Amended Complaint against AIG in its entirety.

                                    ARGUMENT

I.       AIG Is Not Required to Disclose in its Schedule 13D
         That Mr. Greenberg is a "Controlling Person."

         Plaintiffs have failed to cite any authority to support their assertion that AIG is required to label Mr. Greenberg as a "controlling person" in its
Schedule 13D. Tellingly, Plaintiffs' brief does not quote the text of Section 13(d) of the Exchange Act, 15 U.S.C. Section 78m(d), the SEC rules promulgated thereunder, 17 C.F.R. Sections 240.13d-1 - 240.13d-7, or the Instructions to Schedule 13D, because none of them requires a corporation to label a natural person as a "controlling person." Thus, as a matter of law, Plaintiffs have failed to state a claim under Section 13(d) of the Exchange Act.

         Plaintiffs concede that "Instruction C to Schedule 13D requires disclosures regarding `each person controlling such corporation.'" (Pla. Mem. at 5.) The disclosures required by Instruction C consist of background information required in Item 2 (a) - (f). (See AIG's Motion

                                                      Case No. 98-0159 CIV-MOORE

and Memorandum in Support of Its Motion to Dismiss the Amended Complaint as to AIG (hereafter "AIG Moving Br.") at 11.) That disclosure is also required for any person who is an officer, director or controlling person of a corporation.(1/) Because Mr. Greenberg is an officer and director of AIG, AIG's
Schedule 13D discloses the information required by Item 2(a) - (f) for Mr. Greenberg. That is all the law requires.

         Plaintiffs have not cited a single case where a violation of Section 13(d) was based on a failure to label somebody a "controlling person." Plaintiffs cite Gillette Co. v. RB Partners, 693 F. Supp. 1266 (D. Mass. 1988), for the proposition that the failure to disclose information about who controls a corporation is a violation of Section 13(d). (See Pla. Mem. at 6.) However, the court in Gillette explicitly declined to address that issue, stating that it was "not ripe yet for resolution." Id. at 1268. Nor have Plaintiffs cited any authority to support their argument that a corporation is required to label its Chief Executive Officer or President as a "controlling person" when the corporation has disclosed on the Schedule 13D the officer's name, title, and all of the background information required by Item 2(a) - (f) of the Schedule 13D.(2/)

--------

         1/       Instruction C to the Schedule 13D provides in relevant part:

                           If the statement is filed by a corporation. . . the information called for [by Items 2-6] shall be given with respect to: (a) each executive officer and director of such corporation; (b) each person controlling such corporation; and (c) each executive officer and director of any corporation or other person ultimately in control of such corporation.

                  (See Exhibit D to AIG's Moving Brief.)

         2/ The other Section 13(d) cases cited by Plaintiffs are inapplicable. Several of the cases involved allegations that the defendants made false or misleading statements

                                                                  (continued...)

                                                      Case No. 98-0159 CIV-MOORE

II. Plaintiffs Have Failed to State a Claim Under Sections 14(a) and (e) Because Even if Disclosure Were Required, AIG Has Disclosed Facts Sufficient to Evaluate Mr. Greenberg's Possible Control of AIG.

         In arguing that "disclosure of the fact of Greenberg's control is nowhere to be found in the Schedule 13D or Proxy Statement" (Pla. Mem. at 7), Plaintiffs simply ignore SEC Rule 12- 22, which requires disclosure only of "the material facts pertinent to the possible existence of control," where, as here, "the existence of control is open to reasonable doubt." 17 C.F.R. Section 240.12b-22. Thus, there is simply no legal basis for Plaintiffs' argument that AIG was required to disclose that Mr. Greenberg is a controlling person of AIG.

         Plaintiffs do not dispute that AIG's Schedule 13D discloses that Mr. Greenberg is the Chairman, Chief Executive Officer and a Director of AIG, that he is also an officer or director of the various Starr entities, that the Starr entities collectively own 22.1% of the outstanding shares

--------

2/(continued...)

                  in their Schedule 13(d) about their intent in acquiring more than 5% of the outstanding shares of the corporation whose stock they had purchased (Item 4 of the Schedule 13D). See Dan River, Inc. v. Unitex Ltd., 624 F.2d 1216, 1228 (4th Cir.
                  1980) ("The key issue in this case is the defendants' motive and intent in buying Dan River stock."), cert. denied, 449 U.S. 1101 (1981); Arvin Indus. v. Wanandi, 722 F. Supp. 532, 534 (S.D. Ind. 1989) (complaint alleged that defendant had "fail[ed] to disclose his actual purpose in buying Arvin stock"); Chromalloy American Corp. v. Sun Chem. Corp., 474 F. Supp. 1341, 1347 (E.D. Mo.) ("issue presented at this time is whether plaintiff has demonstrated a substantial likelihood that it will ultimately prove defendants' intent to take control"), aff'd, 611 F.2d 240 (8th Cir. 1979). Plaintiffs' Amended Complaint does not challenge AIG's disclosure with respect to its intention in acquiring more than 5% of the outstanding shares of American Bankers. The other case cited by Plaintiffs addresses a failure to disclose that persons were acting as a group pursuant to Section 13(d)(3). See Warner Communications, Inc. v. Murdoch, 581 F. Supp. 1482, 1499 (D. Del. 1984) (complaint alleges that "Warner and its directors have violated Section 13(d) of the Exchange Act by failing to disclose the existence of this group in a 13D Statement").

                                                      Case No. 98-0159 CIV-MOORE

of AIG, and that many of the officers and directors of AIG are also officers or directors of the Starr entities. Those disclosures are sufficient to alert a reasonable shareholder that Mr. Greenberg exercises a degree of influence over AIG. See TSC Indus., Inc. v. Northway, Inc., 426 U.S. 438, 452 (1976) (disclosure that National held 34% of the outstanding shares of TSC and that there were interlocking directors "clearly revealed the nature of National's relationship with TSC and alerted the reasonable shareholder to the fact that National exercised a degree of influence over TSC").(3/)

         Plaintiffs cite only one case in which a court found a violation of
Section 14(e) of the Exchange Act based on a corporation's failure to disclose that a former executive controlled the corporation. See General Steel Indus., Inc. v. Walco Nat'l Corp.,1981 WL 17552 (E.D. Mo. Nov. 24, 1981). Walco is clearly distinguishable, however, because Mr. Richmond no longer "served as Walco's Chairman of the Board and President." Id. at *2. Thus, unlike Mr. Greenberg, whose positions as Chief Executive Officer and Chairman of the Board of AIG were disclosed in the Schedule 13D, Mr. Richmond's existence was not disclosed anywhere in Walco's Schedule 14D-1. Despite having relinquished his positions, Mr. Richmond continued to

--------

         3/ Plaintiffs' argument that the disclosures AIG made in its April 4, 1997 Proxy Statement that AIG filed with the SEC are insufficient to put the American Bankers shareholders on notice of the possibility of Mr. Greenberg's control, because the Proxy Statement was "never sent to, or even intended for the benefit of, the American Bankers stockholders" (Pla. Mem. at 9) is inconsistent with Cendant's and Seasons' assertion that they mooted AIG's disclosure claims against them by attaching a copy of AIG's Amended Complaint as an exhibit to an amendment to its Schedule 14d-1 which was never sent to American Bankers shareholders. (See Defendants' Memorandum of Law In Support of Their Motion to Dismiss (Case No. 98-0247-CIV-MOORE) at 15-16.) This is discussed in more detail infra at Section IV.

                                                      Case No. 98-0159 CIV-MOORE

serve as chairman at the Board meetings and made all major business decisions for the company. Id. It is reasonable for a shareholder to assume that Mr. Greenberg as Chief Executive Officer and Chairman of the Board "exercised a degree of influence over" AIG. See TSC, 426 U.S. at 452. In contrast, unless Mr. Richmond's control were disclosed to shareholders, they would have no reason to believe that, having resigned as President and Chairman of the Board, he would continue to exercise any control over the corporation.

III.     Plaintiffs Have Not Alleged That They Have Suffered
         Any Injury As a Result of AIG's Failure to Label Mr.
         Greenberg As A Controlling Person.

         Although their Amended Complaint seeks preliminary and permanent injunctive relief with respect to AIG's alleged Section 13(d) violation, Plaintiffs have neither alleged nor demonstrated how AIG's failure to label Mr. Greenberg as a controlling person has caused Plaintiffs any injury at all, let alone the irreparable harm necessary for injunctive relief under Section 13(d). See Wellman v. Dickinson, 497 F. Supp. 824, 836 (S.D.N.Y. 1980) ("[I]njunctive relief cannot be secured without establishment of the basic requirement that irreparable harm has resulted from the 13(d) violation."), aff'd, 682 F.2d 355 (2d Cir. 1982), cert. denied, 460 U.S. 1069 (1983). The Supreme Court has held that Plaintiffs are "by no means . . . relieved of the burden of establishing the traditional prerequisites of [injunctive] relief" for a Section 13(d) violation. Rondeau v. Mosinee Paper Corp., 422 U.S. 49, 63 (1975). Because the Amended Complaint does not even allege that AIG's alleged violation of Section 13(d) has caused Plaintiffs any harm -- let alone irreparable harm -- "no actionable wrong has occurred." Wellman, 497 F. Supp. at 836.

                                                      Case No. 98-0159 CIV-MOORE

IV.      Under Cendant's Theory of Corrective Disclosure,
         AIG's Disclosure to American Bankers Shareholders
         Renders Cendant's Claims Moot.

         Although AIG believes that no corrective disclosure is required in this case, it notes that in opposing AIG's motion to dismiss the complaint in the related action American International Group, Inc., et al. v. Cendant Corp., et al., 98-0247-CIV-MOORE, Cendant has argued that AIG's disclosure claims against Cendant have been rendered moot, because Cendant has attached a copy of AIG's Amended Complaint as an exhibit to an amendment to the Schedule 14d-1 that Cendant filed with the SEC but did not send to American Bankers' shareholders. (See Defendants' Memorandum in Support of their Motion to Dismiss at 15-16.) Cendant's argument is without merit, because "corrective" disclosure that is not sent to American Bankers' shareholders is not effective to correct false and misleading statements made to shareholders. See United Paperworkers Int'l Union
v. Int'l Paper Co., 985 F.2d 1190, 1199 (2d Cir. 1993) ("Corporate documents that have not been distributed to shareholders entitled to vote on the proposal should rarely be considered part of the total mix of information reasonably available to those shareholders"). Nonetheless, if the Court is inclined to accept Cendant's position, then the same reasoning should render moot Cendant's
Section 13(d) claim against AIG. In a Joint Proxy Statement dated January 30, 1998 that was mailed to American Bankers' shareholders, AIG and American Bankers disclosed the basis of Cendant's complaint against AIG. (See Joint Proxy Statement at 37, attached hereto as Exhibit A.) Such corrective disclosure -- because it went directly to the American Bankers' shareholders -- renders moot Cendant's Section 13(d) claim against AIG.

                                                      Case No. 98-0159 CIV-MOORE

V.       Plaintiffs Fail to State a Claim Under
         Sections 14(a) and 14(e) of the Exchange Act.

         In their opposition brief, Plaintiffs discuss seven allegedly false or misleading statements in the Joint Proxy Statement. (See Pla. Mem. at 10-20.) However, Plaintiffs for the most part merely repeat the allegations contained in their Amended Complaint without adding anything new. Because AIG addressed each of the seven allegations at length in its opening brief, AIG will limit its response to the new arguments raised in Plaintiffs' opposition brief or those that contradict the arguments Plaintiffs asserted in the related action (Case No. 98-0247-CIV-MOORE).

         A. AIG's Opinion that It Expects to Complete the Merger During March
1998

         Plaintiffs' apparent disagreement with AIG's opinion that the AIG Merger can be completed in March 1998 does not give rise to a cause of action for securities fraud. It is well-established that AIG's statement of opinion is not actionable unless there was no basis for that opinion. In re Time Warner Sec. Litig., 9 F.3d 259, 266 (2d Cir. 1993), cert. denied, 511 U.S. 1017 (1994).
The Proxy Statement discloses that AIG had already made all of the applicable regulatory filings. The insurance commissioners of the States of Arizona and Florida have already scheduled hearings on the approval of the AIG merger for March 6 and 17, respectively. Moreover, the Proxy Statement clearly disclosed the fact that "[t]here can be no assurance that the required regulatory approvals described above will be received or, if received, the timing and the terms and conditions thereof." (Joint Proxy Statement at 34, attached hereto as Exhibit A)

                                                      Case No. 98-0159 CIV-MOORE

(emphasis added).(4/)

         Moreover, Plaintiffs' argument here directly contradicts the one they made in their Memorandum of Law in Support of Their Motion to Dismiss the Amended Complaint filed on February 13, 1997 in the related action (Case No. 98-0247-CIV-MOORE). In response to AIG's arguments that Mr. Silverman's statements about the expected timing of regulatory approval for the Cendant Proposal were false and misleading, Cendant and Season argued that AIG had failed to state a claim because such statements of opinion are not actionable. (See Defendants' Memorandum of Law in Support of Their Motion to Dismiss Plaintiffs' Amended Complaint at 16.) Plaintiffs cannot have it both ways.

         B. The Expense Savings

         Plaintiffs contradict themselves again with respect to expense savings and synergies that result from the proposed mergers. In opposing AIG's motion to dismiss, Plaintiffs argue that the Joint Proxy Statement is materially false and misleading because it "conceals" the source of the expense savings to be achieved through the AIG merger. (Pla. Mem. at 17; Am. Compl. Paragraph 59.) Although Mr. Silverman clearly "conceal[ed] the source of the [$140 million] in expense savings" that he claimed would be achieved by a merger of Cendant and American Bankers, Cendant and Season argued that his statement of opinion was not actionable because "AIG

--------

4/ Plaintiffs urge the Court to consider matters outside of the pleadings in deciding AIG's motion to dismiss. (See Pla. Mem. at 16.) Even if the Court were to consider the Salomon Smith Barney document relied on by Plaintiffs, the fact that Salomon Smith Barney's opinion as to the expected timing of the AIG merger differed slightly from AIG's opinion provides no support for the argument that AIG had no basis for its opinion.

                                                      Case No. 98-0159 CIV-MOORE

pleads no facts which suggest that Cendant does not believe those savings can be achieved." (Defendants' Memorandum of Law in Support of Their Motion to Dismiss, Case No. 98-0247-CIV-MOORE, at 13.) Because Plaintiffs have not alleged that AIG does not believe that it can achieve expense savings, AIG's statements about expense savings are not actionable.

                                   CONCLUSION

         For the foregoing reasons and those set forth in AIG's Memorandum of Law in Support of Its Motion to Dismiss the Complaint as to AIG, defendant AIG respectfully requests that the Court grant its motion to dismiss the Amended Complaint against AIG.
Dated: February 25, 1998

                                    STEEL HECTOR & DAVIS LLP
                                    200 South Biscayne
                                    Boulevard, Suite 4000
                                    Miami, Florida 33131-2398
Of Counsel:                         (305) 577-7000
                                    (305) 577-7001  Facsimile
Richard H. Klapper
Tariq Mundiya
Stephanie G. Wheeler
SULLIVAN & CROMWELL                 By: /s/ Lewis F. Murphy
125 Broad Street                        -----------------------------
New York, New York                          Lewis F. Murphy
(212) 558-4000                              Florida Bar No. 308455
(212) 558-3588 Facsimile
                                    Attorneys for Defendants
                                    American International Group, Inc.
                                    and AIGF, Inc.

                                                      Case No. 98-0159 CIV-MOORE

                             CERTIFICATE OF SERVICE

         I HEREBY CERTIFY that a true and correct copy of this document was served on the 25th day of February, 1998 via facsimile and U.S. Mail on the following:

Jill S. Abrams
Abbey Gardy & Squitieri
212 East 39th Street
New York, New York 10016

Robert C. Myers
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019-6092

Johnathan J. Lerner
Skadden, Arps, Slate,
Meagher & Flom LLP
919 Third Avenue
New York, New York 10022

Michael J. Pucillo
Wendy Zoberman
Burt & Pucillo, L.L.P.
222 Lakeview Avenue
Suite 300 East
West Palm Beach, Florida 33401

Jules Brody
Stull, Stull & Brody
6 East 45th Street
Suite 500
New York, New York 10017

                                                      Case No. 98-0159 CIV-MOORE

Robert C. Susser
Robert C. Susser, P.C.
6 East 43rd Street
Suite 1900
New York, New York 10017-4609

and via hand delivery on the following:

Josephine Cicchetti
Franklin G. Burt
Jorden Burt Berenson & Johnson LLP
777 Brickell Avenue
Suite 500
Miami, Florida 33131

Robert T. Wright, Jr.
Schutts & Bowen LLP
1500 Miami Center
201 South Biscayne Boulevard
Miami, Florida 33131

Robert Boyers
Leesfield, Leighton, Rubio
& Mahfood, P.A.
2350 South Dixie Highway
Miami, Florida 33133

Peter H. Rachman
Emily C. Komlossy
Goodkind Labaton Rudoff & Sucharow LLP
200 South Biscayne Boulevard
Suite 2100
Miami, Florida 33131

                            ------------------------